Exhibit 10.25

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                           FIVE-YEAR CREDIT AGREEMENT

                                 ---------------

                            COOPER INDUSTRIES, LTD.,

                                COOPER US, INC.,

                                       and

                           THE BANKS AS DEFINED HEREIN

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

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                   --------
Section 1.        Certain Defined Terms..........................................................................       1

Section 2.        Representations................................................................................       7
       2.01       Corporate Existence and Power..................................................................       7
       2.02       Corporate Authority............................................................................       7
       2.03       Financial Condition............................................................................       8
       2.04       Litigation.....................................................................................       9
       2.05       Liens..........................................................................................       9
       2.06       Use of Loans...................................................................................       9
       2.07       Taxes..........................................................................................       9
       2.08       Titles, etc....................................................................................       9
       2.09       ERISA..........................................................................................       9
       2.10       Validity, Etc..................................................................................       9

Section 3.        Commitment.....................................................................................       9
       3.01       Changes of Commitment..........................................................................       9
       3.02       Facility Fee...................................................................................      10

Section 4.        Conditions of Lending..........................................................................      10
       4.01       Initial Loans..................................................................................      10
       4.02       Each Loan......................................................................................      12

Section 5.        Drawings.......................................................................................      13
       5.01       Loans..........................................................................................      13
       5.02       Borrowings and Interest Elections..............................................................      13
       5.03       Lending Offices................................................................................      14
       5.04       Prepayments....................................................................................      14

Section 6.        Payments of Principal and Interest.............................................................      14
       6.01       Repayment of Loans.............................................................................      14
       6.02       Interest.......................................................................................      15

Section 7.        Payments; Computations; Etc....................................................................      15
       7.01     Payments.........................................................................................      15
       7.02     Non-Business Days................................................................................      15
       7.03     Computations.....................................................................................      15
       7.04     Setoff...........................................................................................      15
       7.05     Sharing of Payments and Setoffs..................................................................      16

Section 8.        Illegality and Yield Protection................................................................      16
       8.01       Basis for Determining Interest Rate Inadequate.................................................      16
       8.02       Illegality.....................................................................................      16
       8.03       Increased Cost and Reduced Return..............................................................      17
       8.04       Base Rate Loans Substituted for Affected Eurodollar Loans......................................      18
       8.05       Taxes..........................................................................................      18
       8.06       Break Funding Payments.........................................................................      19

Section 9.        Covenants......................................................................................      20
       9.01       Financial Statements...........................................................................      20
       9.02       Indebtedness...................................................................................      21
       9.03       Liens..........................................................................................      22
       9.04       Merger and Sale of Assets......................................................................      23
       9.05       Taxes..........................................................................................      24
       9.06       Sale-and-Leaseback.............................................................................      24
       9.07       Maintenance of Property; Insurance.............................................................      24
       9.08       Cooper US......................................................................................      24
       9.09       Interest Coverage..............................................................................      24
       9.10       Principal Domestic Operating Subsidiaries......................................................      24

Section 10.       Events of Default.............................................................................       25

Section 11.       Miscellaneous..................................................................................      27
       11.01      Waiver.........................................................................................      27
       11.02      Notices........................................................................................      27
       11.03      Amendments and Waivers.........................................................................      27
       11.04      Successors and Assigns.........................................................................      28
       11.05      Participations.................................................................................      28
       11.06      Expenses.......................................................................................      29
       11.07      Counterparts...................................................................................      29
       11.08      Indemnity......................................................................................      29
       11.09      Survival.......................................................................................      29
       11.10      Usury..........................................................................................      29
       11.11      Governing Law..................................................................................      30
       11.12      Jurisdiction...................................................................................      30
       11.13      Waiver of Jury Trial...........................................................................      30
       11.14      Patriot Act ...................................................................................      30

Section 12.       Guarantee......................................................................................      30
       12.01      Guarantee......................................................................................      30
       12.02      Guarantee Unconditional........................................................................      31
       12.03      Discharge Upon Payment in Full; Reinstatement in Certain Circumstances.........................      31
       12.04      Waiver by the Guarantor........................................................................      32
       12.05      Subrogation....................................................................................      32

       12.06      Stay of Acceleration...........................................................................      32

EXHIBIT A Form of Notes

EXHIBIT B Amendment Form

EXHIBIT C Guarantee Form for Cooper Industries, Inc.

EXHIBIT D Guarantee Form for Cooper Industries, LLC

      This FIVE YEAR CREDIT AGREEMENT (the "Agreement") is dated this 3rd day of November, 2004 by and between COOPER INDUSTRIES, LTD., a Bermuda company "Cooper Bermuda"), COOPER US, INC., a Delaware corporation ("Cooper US") and the Banks. This Agreement shall not become effective until November 17, 2004 (the "Effective Date").

      The parties hereto agree as follows:

      Section 1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (all terms defined in this Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "Applicable Lending Office" means each Bank's principal office or such other office of such Bank as such Bank may from time to time specify to Cooper US.

            "Applicable Margin" means whichever of the following is applicable from time to time and produces the lowest Applicable Margin: (a) .18 percent at any date if, at such date, any Debt Rating is A1 or better by Moody's or A+ or better by Standard & Poor's; (b) .22 percent at any date if, at such date, any Debt Rating is A2 by Moody's or A by Standard & Poor's; (c) .31 percent at any date if, at such date, any Debt Rating is A3 by Moody's or A- by Standard & Poor's; (d) .45 percent at any date if, at such date, any Debt Rating is Baa1 by Moody's or BBB+ by Standard & Poor's; (e) .63 percent at any date if, at such date, any Debt Rating is Baa2 by Moody's or BBB by Standard & Poor's; (f) .80 percent at any date if, at such date, any Debt Rating is Baa3 by Moody's or BBB- by Standard & Poor's; and (g) 1.00 percent at all times when none of subsections (a),
      (b), (c), (d), (e) or (f) are applicable. Any change in the Applicable Margin caused by a change in the Debt Rating shall be effective on the date of any relevant change in the Debt Rating. Promptly after Moody's or Standard & Poor's shall have announced a change in the Debt Rating, Cooper US shall notify each Bank of such change. During any time that the aggregate principal amount of all outstanding Loans exceeds 50% of the aggregate amount of the Commitments, the Applicable Margin for all such outstanding Loans shall be increased by .10 percent during any time that any Debt Rating is A3 or better by Moody's or A- or better by Standard & Poor's and .125 percent at all other times. Notwithstanding the first sentence of this definition, if there is a difference of more than one rating level between the best Debt Rating assigned by Moody's and the best Debt Rating assigned by Standard & Poor's, then the rating level immediately below the better of the two rating levels shall determine the Applicable Margin.

            "Bank" means each bank or other financial institution listed on the signature pages hereof, each bank or other financial institution which agrees in writing to become a lender under this Agreement by signing an agreement in the form of Exhibit B, and their respective successors.

            "Base Rate" means, for any day, the higher of (a) the Prime Rate or
      (b) the Federal Funds Rate plus 1/2 of one percent.

            "Base Rate Loans" means Loans which bear interest at a rate based upon the Base Rate.

            "Borrower" means Cooper Bermuda or Cooper US, as the case may be, with respect to each Loan hereunder.

            "Business Day" means any day on which commercial banks are not authorized or required to close in New York City and, if such day relates to a borrowing of, a payment of principal of or interest on, or the Interest Period for, a Eurodollar Loan or a notice by Borrower with respect to any such borrowing, payment or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Capitalized Lease Obligations" means any and all lease obligations which, in accordance with GAAP, have been or should be capitalized on the books of the lessee.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means the obligation of each Bank to make Loans pursuant to Section 5 of this Agreement in an aggregate amount at any one time outstanding up to but not exceeding the amount set forth under such Bank's name on the signature pages hereof or on an agreement in the form of Exhibit B (as such amount may be reduced from time to time in accordance with the Agreement).

            "Commitment Termination Date" means November 17, 2009.

            "Consolidated Subsidiary" means any Subsidiary (whether now existing or hereafter organized or acquired) which was at December 31, 2003, or which at any time thereafter is, consolidated with Cooper Bermuda in any consolidated financial statement furnished to any Bank.

            "Debt" means at any time Capitalized Lease Obligations and debt created, issued, guaranteed (whether directly, or indirectly by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), incurred or assumed for money borrowed or for the deferred (for 91 days or more) purchase price of property or services purchased, excluding, however, accounts payable (other than for borrowed money or for such deferred purchase price) and accrued expenses incurred in the ordinary course of business, provided that the same are not overdue in a material amount or, if overdue, are being contested in good faith and by appropriate proceedings.

            "Debt Rating" means the highest rating of (i) any senior unsecured long-term debt for borrowed money of any Consolidated Subsidiary which is fully guaranteed by Cooper Bermuda or (ii) the long-term corporate credit of Cooper Bermuda.

            "Defaulting Bank" means any Bank that (a) has failed to fund any portion of a Loan required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder or (b) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "Eurodollar Loan Interest Payment Date" means, for any Eurodollar Loan, the last day of the Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period.

            "Eurodollar Loans" means Loans the interest on which is determined on the basis of rates referred to in the definition of "Eurodollar Rate".

            "Eurodollar Rate" means, for any Eurodollar Loan, the rate per annum equal to the sum of (i) the product of (a) the average British Bankers Association interest settlement rate at 11:00 a.m. London time two Business Days prior to the first day of the Interest Period for such Loan for Dollar deposits having a term comparable to such Interest Period multiplied by (b) the Statutory Reserve Rate; and (ii) the Applicable Margin, such sum to be rounded upwards, if necessary, to the nearest 1/100 of 1%.

            "Event of Default" shall have the meaning assigned to that term in
      Section 10.

            "Facility Fee Rate" means whichever of the following is applicable from time to time and produces the lowest Facility Fee Rate: (a) .07 percent at any date if, at such date, any Debt Rating is A1 or better by Moody's or A+ or better by Standard & Poor's; (b) .08 percent at any date if, at such date, any Debt Rating is A2 by Moody's or A by Standard & Poor's; (c) .09 percent at any date if, at such date, any Debt Rating is A3 by Moody's or A- by Standard & Poor's; (d) .10 percent at any date if, at such date, any Debt Rating is Baa1 by Moody's or BBB+ by Standard & Poor's; (e) .12 percent at any date if, at such date, any Debt Rating is Baa2 by Moody's or BBB by Standard & Poor's; (f) .20 percent at any date if, at such date, any Debt Rating is Baa3 by Moody's or BBB- by Standard & Poor's; and (g) .25 percent at all times when none of Subsections (a),
      (b), (c), (d), (e) or (f) are applicable. Any change in the Facility Fee Rate caused by a change in the Debt Rating shall be effective on the date of any relevant change in the Debt Rating. Promptly after Moody's or Standard & Poor's shall have announced a change in the Debt Rating, Cooper US shall notify each Bank of such change. Notwithstanding the first sentence of this definition, if there is a difference of more than one rating level between the best Debt Rating assigned by Moody's and the best Debt Rating assigned by Standard & Poor's, then the rating level immediately below the better of the two rating levels shall determine the Facility Fee Rate.

            "FAS 142 Impairment Loss" means any goodwill and other intangible asset impairment loss recognized in accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets."

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average for all of the Banks of the average of the rates quoted to each Bank on such day for such transactions at approximately 2:00 p.m. New York City time as determined in good faith by such Bank.

            "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

            "Guarantor" means (i) Cooper Bermuda with respect to all amounts owed by Cooper US to any Bank under this Agreement; and (ii) Cooper US with respect to all amounts owed by Cooper Bermuda to any Bank under this Agreement.

            "Interest Coverage Ratio" means for any fiscal four-quarter period, the ratio on a consolidated basis for Cooper Bermuda of: (i) the sum of
      (a) net income excluding any FAS 142 Impairment Loss plus (b) income taxes plus (c) interest expense plus (d) goodwill amortization plus (e) depreciation; divided by (ii) interest expense.

            "Interest Period" means, with respect to any Eurodollar Loan, the period commencing on the date such Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as a Borrower may select as provided in Section
      5.02 of the Agreement, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing, (i) if any Interest Period would otherwise commence before and end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date, and (ii) notwithstanding Section 7.02 of the Agreement, each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business
      Day).

            "Loan" means any loan made by a Bank pursuant to this Agreement.

            "Loan Notification Time" means 10:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such borrowing specified below opposite the type of such Loan:

     Type                           Number of Business Days
-----------------                   -----------------------
 Base Rate Loan                              0
 Eurodollar Loan                             3

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of Cooper Bermuda and the Consolidated Subsidiaries taken as a whole, (b) the ability of the Borrowers to perform their obligations under the Agreement or (c) the rights of or benefits available to the Banks under the Agreement.

            "Net Worth" means at any time shareholders' equity of Cooper Bermuda on a consolidated basis determined in accordance with GAAP.

            "Note(s)" means promissory notes in substantially the form set forth in Exhibit A hereto, dated the date of the initial Loan (or such earlier date), duly executed and delivered to each Bank by each of Cooper Bermuda and Cooper US and payable to each Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory notes.

            "Operating Earnings" means consolidated earnings of Cooper Bermuda and the Consolidated Subsidiaries before income taxes, interest expense and general corporate expenses, determined in accordance with GAAP, except that unrealized appreciation in the value of investment in, and undistributed earnings of, Subsidiaries not consolidated will not be included.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan as defined or used in ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Post-Default Rate" means, in respect of any principal of any Loan or any other amount payable by a Borrower under the Agreement which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to 1% above the Base Rate as in effect from time to time (provided that, if such amount in default is principal of a Eurodollar Loan and the due date is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of such Interest Period therefor, 1% above the interest rate for such Loan as provided in Section 6.02 of the Agreement and, thereafter, the rate provided for above in this definition).

            "Prime Rate" means, for any day, the mode of the rates of interest per annum in effect as established or publicly announced by each Bank at its respective principal office in the United States as its prime or base rate (each change in such rate to be effective from and including the date such change is established or publicly announced as being effective). If on any day there is more than one such prime or base rate that appears with the highest frequency, then the Prime Rate means the highest of such high-frequency rates.

            "Principal Domestic Operating Subsidiaries" means Cooper B-Line, Inc., Cooper Bussmann, Inc., Cooper Crouse-Hinds, LLC, Cooper Lighting, Inc., Cooper Power Systems, Inc. and Cooper Wiring Devices, Inc.

            "Quarterly Dates" means the last day of each March, June, September and December, the first of which shall be the first such day following the Effective Date.

            "Regulatory Change" means any change after the date of this Agreement in laws or regulations or the adoption or making after such date of any laws or regulations, interpretations, directives or requests, in each case applying to a Bank or its Applicable Lending Office.

            "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated pursuant to Section 10, holding Loans evidencing at least 51% of the aggregate unpaid principal amount of the Loans (with the aggregate amount of each Bank's participations acquired pursuant to Section 7.05 being deemed held by such Bank for purposes of this definition); provided that the Commitment of, and the portion of the total amount of the Loans outstanding held by, any Defaulting Bank shall be disregarded in any determination of Required Banks.

            "Significant Subsidiary" means each Consolidated Subsidiary which has contributed five percent or more of the consolidated revenues of Cooper Bermuda and the Consolidated Subsidiaries for Cooper Bermuda's fiscal year most recently ended.

            "Statutory Reserve Rate" means, as to each Bank, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve System Board of Governors to which such Bank is subject, with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subsidiary" means at any time any corporation, limited liability company, partnership or joint venture at least a majority of the voting securities of which (other than securities having voting power only by reason of the happening of a contingency) are at such time owned by Cooper Bermuda and/or one or more Subsidiaries.

            "Termination Event" means any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan.

            "Total Capitalization" means at any time the sum of Debt and Net Worth of Cooper Bermuda and the Consolidated Subsidiaries.

            All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

      Section 2. Representations. Cooper US and Cooper Bermuda, as applicable, represent, covenant and warrant that:

      2.01 Corporate Existence and Power. Cooper US is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business in all places where, in the opinion of Cooper US, such qualification is necessary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and has the requisite corporate power to make this Agreement and to borrow and perform its obligations hereunder. Cooper Bermuda is a company duly incorporated, validly existing and in good standing under the laws of the Country of Bermuda, is duly qualified to transact business in all places where, in the opinion of Cooper Bermuda, such qualification is necessary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and has the requisite corporate power to execute and deliver this Agreement and perform its obligations hereunder. Each Significant Subsidiary is in good standing in its respective jurisdiction of incorporation and is duly qualified to transact business in all places where, in the opinion of Cooper Bermuda, such qualification is necessary except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      2.02        Corporate Authority.

            (1) The execution, delivery and performance by Cooper US of this Agreement (i) have been duly authorized by all necessary corporate action; (ii) will not violate any provision of law or of its Articles of Incorporation or Bylaws; and (iii) as of the date of this Agreement, do not result in the breach of, or constitute a default under, or require any consent under, any agreement presently in effect providing for or relating to extensions of credit (including credit agreements, indentures, guarantees and other instruments), other than for goods and services purchased in the ordinary course of business (which are not material in amount), to which Cooper US or any

Subsidiary or any of their property may be bound or affected, except as previously disclosed to the Banks in writing.

            (2) The execution, delivery and performance by Cooper Bermuda of this Agreement (i) have been duly authorized by all necessary corporate action;
(ii) will not violate any provision of law or of its Memorandum of Association or Bye-laws; and (iii) as of the date of this Agreement, do not result in the breach of, or constitute a default under, or require any consent under, any agreement presently in effect providing for or relating to extensions of credit (including credit agreements, indentures, guarantees and other instruments), other than for goods and services purchased in the ordinary course of business (which are not material in amount), to which Cooper Bermuda or any Subsidiary or any of their property may be bound or affected, except as previously disclosed to the Banks in writing.

      2.03        Financial Condition.

            (1) The consolidated balance sheet of Cooper Bermuda and its Consolidated Subsidiaries as of December 31, 2003, and the consolidated statements of income and reconciliation of capital accounts of Cooper Bermuda and its Consolidated Subsidiaries for the 12 months ending on that date, with the opinion thereon of Ernst & Young, heretofore furnished to the Bank, fairly present in all material respects and in accordance with GAAP the consolidated financial condition of Cooper Bermuda and its Consolidated Subsidiaries at the date of such balance sheet and the results of their operations for the period ending on said date, respectively. To the best of Cooper Bermuda's knowledge and belief, neither Cooper Bermuda nor any Consolidated Subsidiary had on December 31, 2003, any contingent liabilities, liabilities for taxes or unusual forward or long-term commitments which are material in amount in relation to the consolidated financial condition of Cooper Bermuda and the Consolidated Subsidiaries, except as referred to or reflected or provided for in said consolidated balance sheet or the related notes to consolidated financial statements as at that date. From December 31, 2003 to the date of this Agreement, there has been no change or event that could reasonably be expected to have had a Material Adverse Effect except for any changes or events that are disclosed in Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed by Cooper Bermuda with the Securities and Exchange Commission.

            (2) The consolidated balance sheet of Cooper Bermuda and its Consolidated Subsidiaries as of June 30, 2004, and the consolidated statements of income of Cooper Bermuda and its Consolidated Subsidiaries for the 3 months ending on that date, hereretofore furnished to the Bank, fairly present in all material respects and in accordance with GAAP (subject to the absence of year-end notes and to normal year-end audit adjustments) consolidated financial condition of Cooper Bermuda and its Consolidated Subsidiaries at the date of such balance sheet and the results of their operations for the period ending on said date, respectively. To the best of Cooper Bermuda's knowledge and belief, neither Cooper Bermuda nor any Consolidated Subsidiary had on December 31, 2003, any contingent liabilities, liabilities for taxes or unusual forward or long-term commitments which are material in amount in relation to the consolidated financial condition of Cooper Bermuda and the Consolidated Subsidiaries, except as referred to or reflected or provided for in said consolidated balance sheet or the related notes to consolidated financial statements as at that date.

      2.04 Litigation.There are no suits or proceedings pending, or to the knowledge of Cooper Bermuda threatened, against or affecting Cooper Bermuda or any Subsidiary which would, in the opinion of Cooper Bermuda, if determined adversely to Cooper Bermuda or such Subsidiary, result in the occurrence of an Event of Default.

      2.05 Liens. The properties and assets of Cooper Bermuda and its Consolidated Subsidiaries are not subject to any lien or encumbrance, other than those permitted by Section 9.03.

      2.06 Use of Loans. Neither Cooper Bermuda nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to purchase or carry any margin stock.

      2.07 Taxes. Cooper Bermuda and each Consolidated Subsidiary have filed all tax returns which were required to be filed except where failure to do so could not reasonably be expected to have a Material Adverse Effect, and paid all taxes shown thereon to be due, including interest and penalties, or are contesting same in good faith and by proper proceedings and have provided adequate reserves for payment thereof.

      2.08 Titles, etc. Cooper Bermuda and all Consolidated Subsidiaries have good title to their respective properties and assets, free and clear of all mortgages, liens and encumbrances, except such as are permitted by Section 9.03 and except covenants, restrictions, rights, easements and minor irregularities in title which do not interfere with the occupation, use and enjoyment by Cooper Bermuda or such Consolidated Subsidiaries of such properties and assets in the normal course of business as presently conducted or do not materially impair the value thereof for such business.

      2.09 ERISA. Cooper Bermuda and Cooper US have each met their minimum funding requirements under ERISA with respect to all of their Plans and have not incurred any material liabilities to PBGC under ERISA in connection with any such Plan.

      2.10 Validity, Etc. This Agreement is a valid and binding agreement of each Borrower enforceable in accordance with its terms; and the Loans, when made hereunder, will constitute valid and binding obligations of each Borrower, enforceable in accordance with their terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Section 3.  Commitment.

      3.01 Changes of Commitment. The Borrowers may terminate or reduce the amount of the unused Commitments at any time or from time to time upon not less than five Business Days' prior written notice to each Bank of each such termination or reduction, which notice shall specify the effective date thereof and the amount of such reduction (which shall not be less than $1,000,000 per Bank). The Commitments once terminated or reduced may not be reinstated unless mutually agreed to in writing by Cooper Bermuda, Cooper US and the Banks. The Commitments shall be reduced to zero on the Commitment Termination Date. Any termination or reduction of the unused Commitments (other than because of replacement of a Bank pursuant to Section 11.04) shall be made on a pro rata basis. The Borrowers may, at any time, add a Person as a "Bank" under this Agreement, thereby increasing the aggregate Commitments, by executing an amendment to this Agreement in the form of Exhibit B attached hereto and having the new bank execute such amendment. A photocopy of each executed amendment to add a Bank shall be delivered to each of the Banks by Cooper US. After the execution of any such amendment, the new bank referenced therein shall be a "Bank" with all of the rights and obligations of a Bank under this Agreement.

      3.02 Facility Fee. Cooper US shall pay to each Bank a fee on the daily average amount of each Bank's Commitment (whether used or unused), for the period from the date such Bank's Commitment becomes effective under this Agreement to but excluding the earlier of the date such Commitment is terminated or the Commitment Termination Date, at a rate per annum equal to the Facility Fee Rate. The fee accrued through and including any Quarterly Date or through and excluding the date the Commitment is terminated, if earlier, shall be payable within 10 days following each such Quarterly Date or within 10 days following the date the Commitment is terminated, whichever is earlier.

      Section 4.  Conditions of Lending.

      4.01 Initial Loans. The obligations of the Banks to make the initial Loan to be made by them hereunder is subject to the following conditions precedent:

            (1) Signatures. Cooper US shall have certified to each Bank the name and signature of each officer of Cooper US authorized to sign this Agreement and each person authorized to request a borrowing hereunder. Cooper Bermuda shall have certified to each Bank the name and signature of each officer of Cooper Bermuda authorized to sign this Agreement and each person authorized to request a borrowing hereunder. Each Bank may conclusively rely on such certifications until it receives notice in writing to the contrary.

            (2) Opinion of Cooper US Counsel. Each Bank shall have received from Squire, Sanders & Dempsey, counsel to Cooper US, a favorable written opinion satisfactory to the Banks and Cooper US as to:

            (i) The matters concerning Cooper US referred to in the initial sentence of Section 2.01 (excluding the qualification to do business issues), Section 2.02(1)(i) and Section 2.02(1)(ii).

            (ii) The due authorization, execution and delivery by Cooper US of this Agreement, and the validity and enforceability of this Agreement and of the Loans (when made pursuant to this Agreement) in accordance with the terms hereof (subject to limitation as to enforceability which might result from bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar law affecting creditors' rights generally).

            (iii) The necessity of any authorization or approval by any public regulatory body of the State of Delaware or the United States of America of the transactions contemplated hereby and as to the sufficiency of any which have been obtained.

            (iv) Such other matters incident to the transactions hereby contemplated as the Banks may reasonably request.

For purposes of such opinion, counsel to Cooper US may rely upon (a) opinions of counsel in other jurisdictions, provided that such other counsel is satisfactory to the Banks and Cooper US; and (b) as to matters of fact upon certificates of public officials and of officers of Cooper US.

This section shall not require counsel for Cooper US to express any opinion as to the applicability to any Loan held by any Bank, or as to the effect, of the law of any state wherein any Bank may be located which limits rates of interest which may be charged or collected by such Bank.

            (3) Opinion of Cooper Bermuda Counsel. Each Bank shall have received from Appleby, Spurling & Hunter, counsel to Cooper Bermuda, a favorable written opinion satisfactory to the Banks and Cooper Bermuda as to:

            (i) The matters concerning Cooper Bermuda referred to in the second sentence of Section 2.01 (excluding the qualification to do business issues), Section 2.02(2)(i) and Section 2.02(2)(ii).

            (ii) The due authorization, execution and delivery by Cooper Bermuda of this Agreement, and the validity and enforceability of this Agreement (subject to limitation as to enforceability which might result from bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar law affecting creditors' rights generally).

            (iii) The necessity of any authorization or approval by any public regulatory body of Bermuda of the transactions contemplated hereby and as to the sufficiency of any which have been obtained.

            (iv) Such other matters incident to the transactions hereby contemplated as the Banks may reasonably request.

For purposes of such opinion, counsel to Cooper Bermuda may rely upon (a) opinions of counsel in other jurisdictions, provided that such other counsel is satisfactory to the Bank and Cooper Bermuda; and (b) as to matters of fact upon certificates of public officials and of officers of Cooper Bermuda.

This section shall not require counsel for Cooper Bermuda to express any opinion as to the applicability to the Loans held by any Bank, or as to the effect, of the law of any state wherein any Bank may be located which limits rates of interest which may be charged or collected by such Bank.

            (4) Opinion of General Counsel of Cooper US. Each Bank shall have received from the General Counsel of Cooper US one or more favorable written opinions as to (i) the matters concerning Cooper US referred to in Section 2.01 (insofar as they relate to qualification to do business) and Section 2.04, and
(ii) the absence, as of the date of this Agreement, of any requirement for consent and of any default, by reason of the making and performance by Cooper US of this Agreement, under any agreement presently in effect providing for or relating to extensions of credit (including credit agreements, indentures, guarantees and other instruments), other than for goods and services purchased in the ordinary course of business, in respect of which Cooper US and/or any Subsidiary is or may become directly or contingently obligated, of which such counsel has knowledge, other than any disclosed to each Bank by Cooper US pursuant to Section 2.02(1)(iii).

            (5) Opinion of General Counsel of Cooper Bermuda. Each Bank shall have received from the General Counsel of Cooper Bermuda one or more favorable written opinions as to (i) the matters concerning Cooper Bermuda referred to in
Section 2.01 (insofar as they relate to qualification to do business) and
Section 2.04, and (ii) the absence, as of the date of this Agreement, of any requirement for consent and of any default, by reason of the making and performance by Cooper Bermuda of this Agreement, under any agreement presently in effect providing for or relating to extensions of credit (including credit agreements, indentures, guarantees and other instruments), other than for goods and services purchased in the ordinary course of business, in respect of which Cooper Bermuda and/or any Subsidiary is or may become directly or contingently obligated, of which such counsel has knowledge, other than any disclosed to each Bank by Cooper Bermuda pursuant to Section 2.02(2)(iii).

            (6) Proof of Corporate Action. Each Bank shall have received certified copies of all corporate action taken by Cooper US and Cooper Bermuda to authorize the execution, delivery and performance of this Agreement and borrowings hereunder, and such other authorization papers as the Banks shall reasonably require.

            (7) Cooper Industries, Inc. Guarantee. Cooper Bermuda shall cause Cooper Industries, Inc. to execute and deliver to each Bank: (i) a guarantee in the form of Exhibit C; (ii) a certification of the name and signature of each officer of Cooper Industries, Inc. authorized to sign the guarantee; and (iii) a certified copy of all corporate action taken by Cooper Industries, Inc. to authorize the execution, delivery and performance of the guarantee.

            (8) Cooper Industries, LLC Guarantee. Cooper Bermuda shall cause Cooper Industries, LLC to execute and deliver to each Bank: (i) a guarantee in the form of Exhibit D; (ii) a certification of the name and signature of each officer of Cooper Industries, LLC authorized to sign the guarantee; and (iii) a certified copy of all corporate action taken by Cooper Industries, LLC to authorize the execution, delivery and performance of the guarantee.

      4.02 Each Loan. The obligation of the Banks to make Loans hereunder is subject to the conditions precedent that no Event of Default and no event which with notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing or shall result from the making of any such Loan; and the representations and warranties in Section 2 shall be true in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date. Each notice of borrowing by each Borrower hereunder shall constitute a certification by such Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and as of the date of such borrowing).

      Section 5.  Drawings.

      5.01        Loans.

            (a) Each Bank agrees, on the terms of this Agreement, to make Loans to the Borrowers during the period from and including the Effective Date of the Agreement to but excluding the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Commitment. Subject to the terms of this Agreement, during such period the Borrowers may borrow, repay and reborrow the amount of each Bank's Commitment. The proceeds of the Loans will be used for the general corporate purposes of the Borrowers.

            (b) The Loans shall be evidenced by the Notes, which Notes shall be delivered prior to or contemporaneously with the making of the initial Loans and shall, upon execution and delivery thereof, constitute the legal, valid and binding obligation of each Borrower. Each Bank is hereby authorized to record the principal amount of each its Loans and each repayment on the schedule attached to the applicable Note provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note.

      5.02 Borrowings and Interest Elections. A Borrower shall give each Bank notice by telephone or in writing by hand delivery or telecopier of each borrowing under this Agreement, which notice shall specify the amount (which shall be at least $1,000,000 per Bank in the case of Eurodollar Loans and $1,000,000 per Bank in the case of Base Rate Loans), the type and date (which shall be a Business Day) of the Loan to be borrowed and (in the case of a Eurodollar Loan) the duration of the Interest Period therefor and shall be received by each Bank not later than the Loan Notification Time. Each group of borrowing notices given by a Borrower under this Agreement shall be pro rata (and each group of pro rata notices shall be for borrowings of the same term) based on the aggregate of the unused Commitments (as of the effective date of such requested Loan) of the Banks under this Agreement.

All payments of proceeds of Loans to be made by each Bank to Cooper Bermuda under this Agreement shall be made in U.S. Dollars ("Dollars"), in immediately available funds, to Cooper Bermuda at its account number 323313701 at JPMorgan Chase Bank, New York, New York (or to such other account of Cooper Bermuda as Cooper Bermuda may from time to time direct each Bank in writing) not later than 12:00 noon New York time on the date such Loan is to be made.

All payments of proceeds of Loans to be made by each Bank to Cooper US under this Agreement shall be made in Dollars, in immediately available funds, to Cooper US at its account number 304264946 at JPMorgan Chase Bank, New York, New York (or to such other account of Cooper US as Cooper US may from time to time direct the Bank in writing) not later than 12:00 noon New York time on the date such Loan is to be made.

Each Borrower agrees that each Bank may act upon phone or facsimile instructions for borrowings, interest elections, loan extensions and repayments (provided such instructions do not conflict with any provisions of this Agreement) which are received by such Bank and believed in good faith to be from persons authorized by such Borrower. Each Borrower further agrees to indemnify and hold each Bank harmless from any claims by virtue of such Bank's acting upon such phone or facsimile instructions except for claims arising solely from such Bank's gross negligence, willful misconduct or action in conflict with this Agreement.

      5.03 Lending Offices. The Loans of each type shall be made and maintained at each Bank's Applicable Lending Office for Loans of such type.

      5.04 Prepayments. A Borrower may prepay any Base Rate Loan upon not less than one Business Day's prior notice to the Banks, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be not less than $1,000,000 per Bank or, the total amount outstanding of such Base Rate Loan if such amount outstanding is less than $1,000,000 per Bank), provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. No Borrower may prepay any Eurodollar Loan except as provided in Section 8.06. All prepayments by a Borrower shall be pro rata based on the unpaid principal balance of the Loans owed to each Bank.

      5.05 Nature of Bank's Obligations with Respect to Loans. Each Bank shall be obligated to make its pro rata share of the Loans in connection with each request for a Loan pursuant to Section 5.02. The aggregate principal amount of each Bank's Loans outstanding hereunder to the Borrowers at any time shall never exceed its Commitment. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the obligations of the Borrowers to any other Bank nor shall any other Bank be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligations to make Loans hereunder on or after the Commitment Termination Date.

      Section 6.  Payments of Principal and Interest.

      6.01        Repayment of Loans.

            (a) Each repayment by a Borrower shall be pro rata based on the amounts advanced by the Banks to such Borrower under each group of pro rata borrowing notices. The unpaid principal balance of the Loans and all accrued and unpaid interest thereon shall be due and payable on the Commitment Termination Date.

            (b) If the outstanding aggregate principal amount of the Loans from any Bank exceeds the amount of such Bank's Commitment at any time, the Borrowers shall promptly pay or prepay the Loans in an aggregate principal amount equal to such excess, together with interest thereon accrued to the date of such payment or prepayment and any amounts payable pursuant to Section 8.06 hereof in connection therewith.

      6.02 Interest. The applicable Borrower shall pay to each applicable Bank interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rate per annum: (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time); and (b) if such Loan is a Eurodollar Loan, the Eurodollar Rate for such Loan for the Interest Period therefor. Notwithstanding the foregoing, such Borrower shall pay to each applicable Bank interest on any principal of any Loan, and (to the extent legally enforceable) on any other amount payable by such Borrower under this Agreement, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post-Default Rate. Accrued interest on each Loan shall be payable (i) for Base Rate Loans, on the first day of each calendar month and (ii) for Eurodollar Loans, on the Eurodollar Loan Interest Payment Date, except that interest payable at the Post-Default Rate shall be payable from time to time on demand of each Bank.

      Section 7.  Payments; Computations; Etc.

      7.01 Payments. All payments of principal, interest and other amounts to be made by a Borrower under this Agreement shall be made in Dollars, in immediately available funds, to the applicable Bank at the address specified in writing by the Bank, not later than 12:00 noon New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

      7.02 Non-Business Days. If the due date of any payment under this Agreement would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

      7.03 Computations. Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and facility fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

      7.04 Setoff. Each Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim any Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it or any of its affiliates for the account of either Borrower at any of its or their offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans or any other amount payable by either Borrower to such Bank under this Agreement which is not paid when due and after the expiration of any express grace or cure period (regardless of whether such balances are then due to either Borrower) and each such affiliate is hereby irrevocably authorized to permit such offset, in which case such Bank shall promptly notify either Borrower thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

      7.05 Sharing of Payments and Setoffs. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it which is greater than its pro rata share based on the unpaid principal balance of the Loans, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness under the Loans. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank acquiring a participation in a Loan pursuant to the foregoing arrangements may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

      Section 8.  Illegality and Yield Protection.

      8.01 Basis for Determining Interest Rate Inadequate. If on or prior to the first day of any Interest Period for any Eurodollar Loan, the Required Banks notify Cooper US that the Eurodollar Rate will not adequately reflect the cost to such Banks (the "Notifying Banks") of funding their Eurodollar Loans for such Interest Period, then until a sufficient number of Notifying Banks have given notice to Cooper US that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurodollar Loans shall be suspended. Unless a Borrower notifies each Bank at least two Business Days before the date of such Eurodollar Loan for which a notice of borrowing has previously been given that it elects not to borrow on such date, such Eurodollar Loan shall instead be made as a Base Rate Loan. When each Notifying Bank determines that the circumstances giving rise to such suspension no longer exist, such Bank shall so notify Cooper US at which time such Bank shall cease to be regarded as a Notifying Bank. When the Notifying Banks are less than the Required Banks, then such suspension will terminate and after such date the obligations of the Banks to make Eurodollar Loans shall resume and the Borrowers may resume giving notices for Eurodollar Loans.

      8.02 Illegality. If, on or after the date of this Agreement, any Regulatory Change shall make it unlawful or impossible for any Bank (or its Applicable Lending Office) to make, maintain or fund its Eurodollar Loans and such Bank shall so notify the Borrowers and the Borrowers shall forthwith give notice thereof to the other Banks, then until such Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurodollar Loans shall be suspended. Before giving any notice to the Borrowers pursuant to this Section, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgement of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurodollar Loans to maturity and shall so specify in such notice, the applicable Borrower shall immediately prepay in full the then outstanding principal amount of each such Eurodollar Loan, together with accrued interest thereon, without the payment of any cost, fee or penalty for the early payment of the Eurodollar Loan.

      8.03        Increased Cost and Reduced Return.

      (a) If on or after the date of this Agreement, any Regulatory Change: (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System or any similar Governmental Authority), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans; and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank, the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. The Banks acknowledge and agree that the foregoing subsection (a) creates no right to demand payment of additional amounts (1) in respect of laws, rules and regulations, as in effect and interpreted and administered on the date hereof, or (2) already accounted for in the Statutory Reserve Rate.

      (b) If any Bank shall have determined that, after the date hereof, any Regulatory Change has or would have the effect of reducing the rate of return on capital of such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank could have achieved but for such any Regulatory Change (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank, the applicable Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided that such Borrower shall not be obligated to compensate such Bank for any reduction incurred more than 60 days prior to the receipt by such Borrower from such Bank of the notice contemplated by subsection (c) below. The Banks acknowledge and agree that the foregoing subsection (b) creates no right to demand payment of additional amounts in respect of laws, rules and regulations regarding capital adequacy as in effect and interpreted and administered on the date hereof.

      (c) Each Bank will notify the Borrowers within 90 days of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, reduce the amount of, such compensation and will not, in the judgement of such Bank, be otherwise disadvantageous to such Bank; provided that if a Bank shall not have so notified the Borrowers within 90 days of such event, such Bank may not seek compensation for any period beginning prior to the date upon which the Borrowers are notified of such event. A certificate of any Bank claiming compensation under this Section and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      8.04       Base Rate Loans Substituted for Affected Eurodollar Loans. If
(i) the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03(a), then unless and until such Bank notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans which would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Rate Loans of the other Banks).

      8.05        Taxes.

            (a) Any and all payments by any Borrower or Guarantor to or for the account of any Bank hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding taxes imposed on or measured by such Bank's income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and taxes imposed on or measured by such Bank's income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Withholding Taxes," and all such excluded taxes being hereinafter referred to as "Domestic Taxes"). If any Borrower or Guarantor shall be required by law to deduct any Withholding Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the applicable Borrower or Guarantor shall make such deductions, (iii) the applicable Borrower or Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) shall furnish to such Bank the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, each applicable Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

            (c) Each Borrower and Guarantor agrees to indemnify each Bank for the full amount of Withholding Taxes or Other Taxes (including, without limitation, any Withholding Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank and any penalties, interest and expenses arising therefrom or with respect thereto. This indemnification payment shall be made within 15 days from the date the Bank makes written demand therefor.

            (d) At such times as each Borrower shall reasonably request, each Bank, if organized under the laws of a jurisdiction outside the United States, shall provide each Borrower with Internal Revenue Service forms (in each case accompanied by any statements which may be required under applicable Treasury regulations), as appropriate, certifying that such Bank is entitled to receive payments under this Agreement (i) without deduction or withholding of any United States federal income taxes, or (ii) subject to a reduced rate of United States federal withholding tax, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Cooper US that it is not capable of receiving payments without any deduction or withholding of such taxes.

            (e) For any period with respect to which any Bank has failed to provide the Borrowers with the appropriate form in accordance with Section 8.05(d), such Bank shall not be entitled to indemnification under Section 8.05(a) or 8.05(c) with respect to Withholding Taxes imposed by the United States; provided, however, that should such Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Withholding Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Withholding Taxes.

            (f) If a Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgement of the Bank in the good faith exercise of its discretion, is not otherwise disadvantageous to such Bank.

            (g) If a Bank determines that it has received a refund of any Withholding Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to such Borrower, net of all out-of-pocket expenses of such Bank and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). This Subsection shall not be construed to require any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers.

      8.06 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, the applicable Borrower shall compensate each Bank for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Bank shall be deemed to include an amount determined by such Bank to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the

Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

      Section 9. Covenants. From the date hereof and so long as the Commitments shall be outstanding and until the payment in full of all Loans outstanding hereunder and the performance of all other obligations of Cooper US and Cooper Bermuda hereunder, Cooper US and Cooper Bermuda agree that, unless the Required Banks shall otherwise consent in writing:

      9.01        Financial Statements. Cooper Bermuda will deliver to each
Bank:

            (1) As soon as available and in any event within 30 days after such statements are due to be filed with the Securities and Exchange Commission for each of the first three fiscal quarters in each fiscal year, consolidated statements of income of Cooper Bermuda and its Consolidated Subsidiaries, for the period from the beginning of such fiscal year to the end of such fiscal quarter, the related consolidated balance sheet of Cooper Bermuda and its Consolidated Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of cash flows, setting forth in comparative form in the case of consolidated statements of income and consolidated statements of cash flows, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by (i) a certificate signed by an authorized financial officer of Cooper Bermuda stating that said financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation in all material respects of the financial information for the periods indicated, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any default by Cooper Bermuda in the observance of any of the provisions in this Agreement and (ii) a certificate signed by an authorized financial officer of Cooper Bermuda, in form and substance satisfactory to the Required Banks, demonstrating compliance with the covenants contained in this Section.

            (2) As soon as available and in any event within 30 days after such statements are due to be filed with the Securities and Exchange Commission for each fiscal year, consolidated statements of income and reconciliation of capital accounts of Cooper Bermuda and its Consolidated Subsidiaries for such year, the related consolidated balance sheet of Cooper Bermuda and its Consolidated Subsidiaries as at the end of such year and the related consolidated statement of cash flows, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and accompanied by (i) an opinion, which opinion shall not be subject to
(a) any "going concern" or like qualification or exception or (b) any qualification or exception as to the scope of the related audit, of Cooper Bermuda's independent public accountants together with a written statement of such accountants to the effect that in making the examination necessary to support an opinion for such financial statements, they obtained no knowledge of any default by Cooper Bermuda in the fulfillment of any of the covenants contained in this Agreement or if, in the opinion of such accountants any such default exists, specifying such default and the nature thereof, (ii) a certificate signed by an authorized financial officer of Cooper Bermuda stating that said financial statements fairly present in all material respects in accordance with GAAP the financial condition and the results of operations of Cooper Bermuda and its Consolidated Subsidiaries as at the end of such year and for the year involved and that such officer has no knowledge, except as specifically stated, of any default by Cooper Bermuda in the observance of any of the provisions in this Agreement; and
(iii) a certificate signed by an authorized financial officer of Cooper Bermuda, in form and substance satisfactory to the Required Banks, demonstrating compliance with the covenants contained in this Section.

            (3) Promptly upon a responsible financial officer of Cooper US or Cooper Bermuda becoming aware of the existence of a condition, event or act which constitutes an Event of Default or which, with notice or lapse of time or both, would constitute such an Event of Default, a written notice to each Bank specifying the nature and period of existence thereof and what action Cooper US, Cooper Bermuda or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto.

            (4) Promptly after their becoming available:

            (a) Copies of all financial statements, reports and proxy statements which Cooper Bermuda or any Consolidated Subsidiary which has shares listed on a stock exchange shall have sent to its respective public stockholders.

            (b) Copies of all regular periodic reports, if any, which Cooper Bermuda or any Consolidated Subsidiary shall have filed with the Securities and Exchange Commission.

            (5) From time to time, with reasonable promptness, such additional information regarding the business, affairs and financial condition of Cooper Bermuda and its Subsidiaries as the Required Banks may reasonably request.

Documents required to be delivered pursuant to this Section (to the extent any such documents are filed with, or included in materials otherwise filed with, the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Company posts such documents on the internet, or provides a link thereto on the Company's website; provided that documents not so filed with the Securities and Exchange Commission shall be delivered in paper form.

      9.02 Indebtedness. Cooper Bermuda and the Consolidated Subsidiaries may incur, create, assume or suffer to exist any indebtedness of any kind or character, provided that Cooper Bermuda shall at no time permit Debt of Cooper Bermuda and the Consolidated Subsidiaries, determined on a consolidated basis, to exceed 60% of Total Capitalization.

      9.03 Liens. Cooper Bermuda shall not, nor shall it permit any Consolidated Subsidiary to, create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance upon any of its property or assets, now owned or hereafter acquired, securing any indebtedness or obligation (all such security being hereinafter called "liens"), except:

            (i) Materialmen's, suppliers', tax and other like liens arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings;

            (ii) Other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, the existence of which could not reasonably be expected to have a Material Adverse Effect;

            (iii) Liens on property or assets of any corporation existing on the date such corporation becomes a Consolidated Subsidiary or such property or assets become property or assets of Cooper Bermuda; provided that such liens had not been created in anticipation of such corporation becoming a Consolidated Subsidiary or such property or assets being acquired by Cooper Bermuda;

            (iv) Any lien renewing, extending or refunding any lien permitted by clause (iii) immediately above; provided that the principal amount secured is not increased and the lien is not extended to any other property;

            (v) Pre-existing liens, namely liens (including interests existing in favor of a lessor under a lease) securing Capitalized Lease Obligations and other Debt of Cooper Bermuda, which liens were in existence on December 31, 2003; provided that pre-existing liens shall not include any lien renewing, extending or refunding any such pre-existing lien existing on December 31, 2003;

            (vi) Cooper Bermuda or any Consolidated Subsidiary may create or suffer to exist or renew, extend or refund any interests in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute, or to secure any Debt payable to the foregoing incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of constructing or improving the property subject to such interests, including without limitation interests to secure Debt in respect of any pollution control, industrial revenue bond or similar type of financing;

            (vii) Liens which are incidental to interest rate or currency swaps, the purchase or sale of marketable securities, or the hedging of commodities and which secure obligations not exceeding 10% of Net Worth;

            (viii) Liens on and security interests in all goods, documents, deposits, instruments, securities, general intangibles, policies of insurance, and all proceeds and products thereof, in which Cooper Bermuda or any Consolidated Subsidiary may have or obtains any interest in connection with a letter of credit or letter of guarantee or any underlying transaction, securing letters of credit and letters of guarantee issued in the ordinary course of business; and

            (ix) Liens, not otherwise permitted by the foregoing provisions of this Section, securing Debt not exceeding 2% of Net Worth in principal amount at any one time outstanding.

      9.04 Merger and Sale of Assets. Cooper Bermuda shall not, nor shall it permit any Consolidated Subsidiary to, merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets to any Person, or acquire by purchase or otherwise all or substantially all of the stock or assets of any Person, except that:

            (i) Any Consolidated Subsidiary may merge or consolidate with Cooper Bermuda (provided that Cooper Bermuda shall be the continuing or surviving corporation, unless the purpose of such merger or consolidation is to effect a change in the state of incorporation or Country of organization of Cooper Bermuda) or with any one or more other Consolidated Subsidiaries.

            (ii) Any Consolidated Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Cooper Bermuda or one or more other Consolidated Subsidiaries;

            (iii) Cooper Bermuda or any Consolidated Subsidiary may sell, lease, transfer or otherwise dispose of assets in a transaction (including a transfer of assets through a merger or consolidation) with any other Person that is not a Consolidated Subsidiary, if the assets sold contributed less than 10% of Operating Earnings for the fiscal year then most recently ended; and

            (iv) Any Person that is not a Consolidated Subsidiary may be merged into or consolidated with Cooper Bermuda or any Consolidated Subsidiary, or Cooper Bermuda or any Consolidated Subsidiary may acquire all or substantially all of the stock or assets of any Person, if, in the case of each such transaction, immediately thereafter and after giving effect thereto:

            (a) Cooper Bermuda and its Consolidated Subsidiaries shall be in compliance with this Agreement;

            (b) in the case of any merger into or consolidation with Cooper Bermuda, Cooper Bermuda shall be the continuing or surviving corporation;

            (c) if the consideration payable by Cooper Bermuda and/or the Consolidated Subsidiaries in connection with any such transaction shall consist, in whole or in part, of shares of stock of Cooper Bermuda (except for liabilities to dissenting shareholders), the total number of shares of stock of Cooper Bermuda having ordinary voting power for the election of directors issued or exchanged in connection with, or outstanding as a result of, such transaction shall not exceed 40% of the total of such voting shares of Cooper Bermuda outstanding immediately prior to such transaction; and

            (d) any Subsidiary acquired in, or continuing as a result of, any such transaction shall be or forthwith become a Consolidated Subsidiary.

      9.05 Taxes. Cooper Bermuda shall, and shall cause each Consolidated Subsidiary to pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except that no corporation will be required hereby to pay any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings.

      9.06 Sale-and-Leaseback. Cooper Bermuda shall not, nor shall it permit any Consolidated Subsidiary to, sell or transfer to a person (other than Cooper Bermuda or a Consolidated Subsidiary) any property, whether now owned or hereafter acquired, if at the time or thereafter Cooper Bermuda or a Consolidated Subsidiary shall lease as lessee such property or any part thereof or other property which Cooper Bermuda or a Consolidated Subsidiary intends to use for substantially the same purpose as the property sold or transferred except such transactions:

            (i) Incidental to transactions permitted by Section 9.03(vi); or

            (ii) From which arise Capitalized Lease Obligations and other rental obligations not exceeding two percent of Net Worth in the aggregate at any one time.

      9.07 Maintenance of Property; Insurance. Cooper Bermuda will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Significant Subsidiary to maintain (either in the name of Cooper Bermuda or in such Significant Subsidiary's own name) either with financially sound and reputable insurance companies or pursuant to a plan of self-insurance established in accordance with sound and appropriate practices, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

      9.08        Cooper US. Cooper US shall at all times be a Consolidated
Subsidiary.

      9.09 Interest Coverage. As of the end of each fiscal four quarter period Cooper Bermuda's Interest Coverage Ratio shall be at least 3.0 to 1.0.

      9.10 Principal Domestic Operating Subsidiaries. The aggregate amount of all of the Debt of the Principal Domestic Operating Subsidiaries may not exceed $50,000,000. Cooper Bermuda shall not cause or permit any of the Principal Domestic Operating Subsidiaries, directly or indirectly, to guarantee the payment of any Debt of Cooper Bermuda or any Consolidated Subsidiary ("Upstream Guaranteed Debt") without for the same period of time also causing such Principal Domestic Operating Subsidiary, or Principal Domestic Operating Subsidiaries as the case may be, to guarantee the obligations of the Borrowers hereunder. Notwithstanding the immediately preceding sentence, such guarantee of the Borrowers' obligations hereunder shall not be required so long as the aggregate amount of all of the Debt of the Principal Domestic Operating Subsidiaries and the Upstream Guaranteed Debt does not exceed $50,000,000.

      Section 10. Events of Default. If any one of the following events (herein called "Events of Default") shall occur and be continuing:

            (a) Any representation or warranty made or deemed made herein by Cooper US or Cooper Bermuda, or any certificate furnished to any Bank hereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

            (b) Default in the payment when due hereunder of any principal of or interest on any Loan; or

            (c) (i) Default by Cooper US or Cooper Bermuda in the performance of any agreement contained in Section 9.04, Section 9.06 or Section 9.09; or
      (ii) default by Cooper US or Cooper Bermuda in the performance of any other agreement contained in Section 9, other than in Sections 9.01(1),
      (2), (4) or (5), which shall remain unremedied for 10 days after either Cooper US or Cooper Bermuda shall have had knowledge of the occurrence thereof; or

            (d) Default by Cooper US or Cooper Bermuda, as applicable, in the performance of any other agreement herein which shall remain unremedied for 30 days after written notice thereof shall have been given to Cooper US by any Bank; or

            (e) Any payment on any bond, debenture, note or other evidence of indebtedness of Cooper Bermuda or any Consolidated Subsidiary, where the amount of the facility under which the default occurred exceeds one percent of Net Worth as of the date of the most recent financial statement provided to the Banks pursuant to Section 9.01, shall become due whether by maturity, acceleration or otherwise and shall not be promptly paid; or

            (f) Cooper Bermuda or any Significant Subsidiary (each such Person, whether Cooper Bermuda or a Significant Subsidiary, hereafter in this
      Section is called a "Corporation"), shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or

            (g) An order, judgement or decree shall be entered, without the application, approval or consent of the respective Corporation, by any court or governmental agency of competent jurisdiction, approving a petition seeking reorganization of any Corporation, or appointing a receiver, trustee, liquidator, intervenor or the like of such Corporation, or of all or a substantial part of its assets, and such order, judgement or decree, unless being contested in good faith and by appropriate proceedings, shall continue unstayed and in effect for any period of 30 consecutive days; or

            (h) Any Termination Event shall have occurred and shall have continued under circumstances which may result in an uninsured payment or repayment liability of any Corporation to PBGC in an amount which could reasonably be expected to have a Material Adverse Effect; or

            (i) The occurrence of a Stock Acquisition Date (as hereinafter defined). For the purposes of this Section 10(i), the term "Stock Acquisition Date" shall mean the earlier of (i) the date of public announcement, or a filing with the Securities and Exchange Commission pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, (the "1934 Act"), by an Acquiring Person to the effect that such Acquiring Person has become such or (ii) the determination by Cooper Bermuda that an Acquiring Person has become such; "Acquiring Person" shall mean any Person who, or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of Voting Stock constituting a Controlling Block but shall not mean any Plan; "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the date of the Agreement; "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act, as in effect on the date of the Agreement; "Controlling Block" shall mean a number of shares of Voting Stock which possess more than 50 percent of the aggregate voting power of Voting Stock then outstanding; and "Voting Stock" shall mean all securities of Cooper Bermuda entitling the owner or holder thereof to vote for the election of directors of Cooper Bermuda, other than upon the happening of a default or contingency; or

            (j) Judgements or orders for the payment of money in excess of $100,000,000 in the aggregate shall be rendered against Cooper Bermuda or any Consolidated Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgement or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgement or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgement or order shall not be an Event of Default under this Section 10
      (j) if, for so long as and to the extent that (i) the amount of such judgement or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best company, has been notified and has not disputed the claim made for payment of the amount of such judgement or order; or

            (k) Any provision of Section 12 hereof or of either of the Guarantees given by Cooper Industries, LLC or Cooper Industries, Inc. pursuant hereto (Section 12 and such Guarantees being referred to collectively in this Section 10(k) as the "Guarantees"), at any time after their execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations and liabilities of the Borrowers hereunder, ceases to be in full force and effect; or any Guarantor, Cooper Industries, LLC or Cooper Industries, Inc. or any other Person contests in any manner the validity or enforceability of any provision of any Guarantee; or any Guarantor, Cooper Industries, LLC or Cooper Industries, Inc. denies that it has any or further liability or obligation under the Guarantee given by it, or purports to revoke, terminate or rescind any such Guarantee (it being acknowledged and agreed that Cooper Industries, Inc. may merge into Cooper Industries, LLC without causing an Event of Default under this Section 10(k)).

            THEREUPON, in case of any Event of Default specified in Section 10(f) or Section 10(g), the Commitments shall automatically terminate and the principal of and interest on all Loans shall become forthwith due and payable all without protest, presentment, notice or demand, all of which are expressly waived by Cooper US and Cooper Bermuda, and in case of any other Event of Default specified above, the Required Banks, may, by written notice to Cooper US terminate the Commitments and/or, if Loans are then outstanding, declare the principal of and interest on all the Loans to be forthwith due and payable, whereupon the same will become forthwith due and payable, all without protest, presentment, notice or demand, all of which are expressly waived by Cooper US and Cooper Bermuda.

      Section 11. Miscellaneous.

      11.01 Waiver. No failure on the part of any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      11.02 Notices. All notices and other communications provided for herein shall be in writing and telecopied, e-mailed, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided herein, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier, e-mail or personally delivered or, in the case of a mailed notice, four Business Days after the date deposited in the mails, first class postage prepaid, in each case given or addressed as aforesaid, except that notices to any Bank pursuant to Section 5 shall be effective only upon receipt and shall be irrevocable.

      11.03 Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed in the case of the Agreement by Cooper Bermuda and Cooper US and the Required Banks, and in the case of any Note by the applicable Borrower and the applicable Bank; provided that no such amendment or waiver shall, unless signed by each of the Banks directly affected thereby, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change any Bank's percentage of the Commitments (other than through the execution of an agreement in the form of Exhibit B) or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, or (v) release Cooper Bermuda or Cooper US from their obligations under Section 12 hereof.

      11.04 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Cooper US nor Cooper Bermuda may assign any of its rights or obligations hereunder without the prior written consent of the Banks, and no Bank may assign any of its rights or obligations hereunder without the prior written consent of Cooper Bermuda and Cooper US. Notwithstanding the preceding sentence of this Section, any Bank may, upon written notice to Cooper US, (i) assign all, or a proportionate part of all, of the rights and obligations under this Agreement and any Note issued hereunder to any Affiliate; and (ii) assign all, or a proportionate part of all, of its rights and obligations under any Loans to any Affiliate. Notwithstanding anything to the contrary in this Agreement, if any Bank makes an assignment under this Section, neither Cooper Bermuda nor Cooper US shall be obliged to pay any greater amount to such assignee under this Agreement than it would have been obliged to pay had there been no such assignment. "Affiliate" means either a wholly-owned subsidiary of the Bank or a wholly-owned subsidiary of any corporation controlling the Bank. Any Bank may from time to time deposit the Note with any Federal Reserve Bank to serve as collateral for obligations of such Bank to such Federal Reserve Bank.

      (b) The Borrowers shall have the right to replace a Bank as a party to this Agreement at any time when there are no Loans outstanding and the Borrowers may, upon written notice to such Bank, replace such Bank by causing such Bank to terminate its Commitment which is being replaced. The Borrowers shall pay in full all accrued fees and other amounts owing to such replaced Bank through the date of replacement. The replacement bank will execute an amendment in the form of Exhibit B attached hereto, and a photocopy of each executed amendment to replace a Bank shall be delivered to each of the Banks by Cooper US.

      11.05 Participations. Any Bank may sell participations in all or any part of any Loan or Loans and/or its Commitment to another bank or other entity, in which event, the participant shall not have any rights (unless such rights are acquired pursuant to Section 7.05) under this Agreement (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers under Section 8 shall be determined as if such Bank had not sold such participation. Any Bank may furnish to participants (including prospective participants) copies of (i) this Agreement, (ii) the promissory note or notes (if any) evidencing the Loans,
(iii) any guaranty, security or similar agreement providing for any guaranty, collateral or other similar support for the Loans, (iv) any amendments, consents or waivers relating to the items listed in (i), (ii) or (iii) of this Section, (v) any documents furnished to any Bank in satisfaction of conditions precedent to the making of any Loan and (vi) any other documents or information expressly required by this Agreement to be furnished to any Bank.

      11.06 Expenses. The applicable Borrower shall pay or reimburse the Banks for paying costs of collection (including reasonable counsel fees) if default is made in the payment of any Loan.

      11.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      11.08 Indemnity. Cooper Bermuda and Cooper US hereby agree to indemnify each Bank, its affiliates, and their respective officers, directors, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the making or performance by Cooper Bermuda or Cooper US of this Agreement or any actual or proposed use by Cooper Bermuda or Cooper US or any of the Subsidiaries of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the person or entity to be indemnified). The obligations of Cooper Bermuda or Cooper US under this Section shall survive the repayment of the Loans and the termination of the Commitments. Cooper Bermuda and Cooper US, on behalf of itself and its Subsidiaries, also agree not to assert any claim for special, indirect, consequential or punitive damages against any Bank, any of its affiliates, or any of its or their respective directors, officers, employees, attorneys and agents, on any theory of liability arising out of or otherwise relating to this Agreement.

      11.09 Survival. The obligations of the Borrowers under Sections 8.03, 8.06, 11.06 and 11.08 shall survive the repayment of the Loans and the termination of the Commitments.

      11.10 Usury. If the effective rate of interest to be received by any Bank under this Agreement or the Note, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for hereunder which are deemed to be interest, at any time exceeds the highest lawful rate, then the outstanding principal amount of the Loans made hereunder by such Bank shall bear interest at a rate which would make the effective rate of interest for such Bank equal the highest lawful rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the highest lawful rate (the "Lost Interest") has been recaptured by such Bank. If when the Loans made hereunder are repaid in full the Lost Interest has not been fully recaptured by such Bank pursuant to the preceding sentence, then, to the extent permitted by law, the interest rates charged under Section 6.02 shall be retroactively increased such that the effective rate of interest was at the highest lawful rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the applicable Borrower shall pay to such Bank the amount of the Lost Interest remaining to be recaptured by such Bank. NOTWITHSTANDING the foregoing or any other term in this Agreement to the contrary, it is the intention of the Banks and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Bank contracts for, charges, or receives any consideration which constitutes interest in excess of the highest lawful rate, then any such excess shall be cancelled automatically and, if previously paid, shall at the affected Bank's option be applied to the outstanding amount of the Loans made hereunder by such Bank or be refunded to the applicable Borrower.

      11.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

      11.12 Jurisdiction. In addition to any other jurisdiction in which Cooper US and Cooper Bermuda may be legally served with process, Cooper US and Cooper Bermuda hereby agree that they each may also both be served with process at Cooper US's corporate headquarters in Houston, Texas at the "Address for Notices" specified below Cooper US's name on the signature pages hereof. Cooper US and Cooper Bermuda hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the state of New York and of any United States District Court sitting in the state of New York, and any state or federal appellate court with jurisdiction to hear an appeal from the aforementioned courts, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the state of New York, or, to the extent permitted by law, in any federal court in the state of New York. Each of the parties hereto agrees that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Bank may otherwise have to bring any action or proceeding relating to this Agreement against Cooper US, Cooper Bermuda or their properties in the courts of any jurisdiction.

      11.13 Waiver of Jury Trial. Cooper US, Cooper Bermuda and the Banks hereby irrevocably waive all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Note.

      11.14 Patriot Act. The Borrowers hereby acknowledge that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), each Bank is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow the Banks to identify the Borrowers in accordance with the Act.

      Section 12. Guarantee.

      12.01 Guarantee. Each Guarantor hereby guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all principal of and interest on amounts loaned to either Borrower under the Agreement and all other amounts payable by either Borrower under the Agreement. This is a guarantee of payment and not merely of collection. Upon failure by either Borrower to pay punctually any such amount, the applicable Guarantor shall be jointly and severally liable to pay on demand the amount not so paid at the place and in the manner specified in the Agreement.

      12.02 Guarantee Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

            (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of either Borrower under the Agreement, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to the Agreement;

            (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of either Borrower under the Agreement;

            (iv) any change in the corporate existence, structure or ownership of either Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Borrower or its assets or any resulting release or discharge of any obligation of either Guarantor or Borrower contained in the Agreement;

            (v) the existence of any claim, set-off or other rights which either Guarantor may have at any time against a Borrower or any other party, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against a Borrower for any reason under the Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by such Borrower of any amount payable by it under the Agreement; or

            (vii) any other act or omission to act, or delay of any kind by a Borrower, a Bank or any other party or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to either of the Guarantors' obligations hereunder.

      12.03 Discharge Upon Payment in Full; Reinstatement in Certain Circumstances. Except as otherwise provided below, this guarantee shall remain in full force and effect until the Agreement shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Borrowers under the Agreement shall have been paid in full. If at any time any payment of principal of or interest on any Loan or any other amount payable by a Borrower under the Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the applicable

Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

      12.04 Waiver by the Guarantor. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any party against a Borrower or any other party.

      12.05 Subrogation. Upon making any payment hereunder with respect to a Borrower, the applicable Guarantor shall be subrogated to the rights of the payee against such Borrower with respect to such payment; PROVIDED that no Guarantor shall enforce any payment by way of subrogation until all amounts of principal of an interest on any Loans and all other amounts payable by a Borrower under the Agreement have been paid in full and the Agreement has been terminated.

      12.06 Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by a Borrower under the Agreement is stayed upon insolvency, bankruptcy or reorganization of such Borrower all such amounts otherwise subject to acceleration under the terms of this Guarantee shall nonetheless be payable by the applicable Guarantor hereunder forthwith on demand by the Banks.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                             COOPER US, INC.

                                             By   /s/ Alan J. Hill
                                                  ------------------------------
                                             Title: Vice President and Treasurer

                                             Address for Notices:

                                             By Mail:
                                             P.O.  Box 4446
                                             Houston, Texas  77210
                                             By Courier:
                                             600 Travis
                                             Suite 5800
                                             Houston, TX  77002
                                             Attention:  Treasurer
                                             Telecopier: 713-209-8983

                                             COOPER INDUSTRIES, LTD.,
                                             A Bermuda company

                                             By:  /s/ Alan J. Hill
                                                  ------------------------------

                                             Title: Vice President and Treasurer

                                             Address for Notices:

                                             By Mail:
                                             P.O.  Box 4446
                                             Houston, Texas  77210
                                             By Courier:
                                             600 Travis
                                             Suite 5800
                                             Houston, TX  77002
                                             Attention:  Treasurer
                                             Telecopier: 713-209-8983

                                        AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                        LIMITED

                                        By _____________________________

                                        Title:__________________________

                                        Commitment: $50,000,000

                                        Address for Notices:

                                        AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                        LIMITED
                                        1177 Avenue of the Americas
                                        New York, NY 10036-2798
                                        Attention: Damodar Menon
                                        Telephone: 212-801-9752
                                        Telecopier: 212-536-9257
                                        E-Mail: dmenonusa@anz.com

                                         BANK OF AMERICA, N.A.

                                         By    __________________________

                                         Title:__________________________

                                         Commitment: $50,000,000

                                         Address for Notices:

                                         BANK OF AMERICA, N.A.
                                         901 Main Street, 14th Floor
                                         Dallas, TX 75202
                                         Attention: Hari Kalyandurg
                                         Telephone: 214-209-2354
                                         Telecopier: 214-290-9413

                                         Copy of Notices To:

                                         BANK OF AMERICA, N.A.
                                         335 Madison Avenue, 5th Floor
                                         New York, NY 10017
                                         Attention: John W. Pocalyko
                                         Managing Director
                                         Telephone: 212-503-8340
                                         Telecopier: 212-503-7066
                                         e-mail: john.pocalyko@bankofamerica.com

                                         Citibank, N.A.

                                         By    ___________________________

                                         Title:___________________________

                                         Commitment: $50,000,000

                                         Address for Notices:

                                         Citibank, N.A.
                                         2 Pennes Way
                                         Floor 2
                                         New Castle, DE 19720
                                         Attention: Sally Schoenleber
                                         Telephone: 302-894-6061
                                         Telecopier: 302-894-6120
                                         e-mail: sally.schoenleber@citigroup.com

                                         Copy of Notices To:

                                         Citicorp North America, Inc.
                                         400 Perimeter Center, Suite 600
                                         Atlanta, GA 30346-1233
                                         Attention: Todd C. Davis
                                         Telephone: 770-668-8124
                                         Telecopier: 770-668-8137
                                         e-mail: todd.c.davis@citigroup.com

                                  Deutsche Bank AG New York Branch

                                  By _____________________________

                                  Name:  Hans-Josef Thiele

                                  Title: Director

                                  By _____________________________

                                  Name:  Christian Dallwitz

                                  Title: Director

                                  Commitment: $50,000,000

                                  Address for Notices:

                                  Deutsche Bank AG New York Branch
                                  90 Hudson Street
                                  Jersey City, NJ 07302
                                  Attention: Joe Cusmai
                                  Telephone: 201-593 2202
                                  Telecopier: 201-593 2313
                                  e-mail: joe.cusmai@db.com

                                  JPMORGAN CHASE BANK

                                  By _____________________________

                                  Title:__________________________

                                  Commitment: $50,000,000

                                  Address for Notices:

                                  JPMorgan Chase Bank
                                  Loan & Agency Services
                                  1111 Fannin, 10th Floor
                                  Houston, TX 77002
                                  Attention: Autumn M. Mashue
                                  Telephone: 713-750-6199
                                  Telecopier: 713-750-2932
                                  e-mail: autumn.m.mashue@jpmorgan.com

                                  Copy of Notices To:
                                  JPMorgan Chase Bank
                                  Credit & Lending
                                  270 Park Avenue, 4th Floor
                                  New York, NY 10017-2070
                                  Attention: Robert Sacks
                                  Telephone: 212-270-4118
                                  Telecopier:  212-270-6637
                                  e-mail: robert.sacks@jpmorgan.com

                                  MELLON BANK, N.A.

                                  By _____________________________

                                  Title:  First Vice President

                                  Commitment: $50,000,000

                                  Address for Notices:

                                  Mellon Bank, N.A.
                                  One Mellon Bank Center
                                  Room 4530
                                  Pittsburgh, PA 15258-0001
                                  Telephone: 412-234-7298
                                  Telecopier: 412-236-1914

                                  Copy of Notices To:
                                  Mellon Global Exposure Management
                                  400 South Hope Street, Fifth Floor
                                  Los Angeles, CA 90071-2806
                                  Attention: Lawrence C. Ivey
                                  Telephone: 213-553-9543
                                  Telecopier:  212-629-0492
                                  e-mail: ivey.l@mellon.com

                                  PNC BANK, NATIONAL ASSOCIATION.

                                  By _________________________________

                                  Title:__________________________

                                  Commitment: $50,000,000

                                  Address for Notices:

                                  PNC Bank, National Association
                                  One PNC Plaza
                                  249 Fifth Avenue
                                  Pittsburgh, PA 15222-2707
                                  Attention: Philip K. Liebscher
                                  Telephone: 412-762-3202
                                  Telecopier: 412-762-6484
                                  e-mail: philip.liebscher@pncbank.com

                                  Copy of Notices to:

                                  PNC Bank, National Association
                                  One PNC Plaza
                                  249 Fifth Avenue
                                  Pittsburgh, PA 15222-2707
                                  Attention: Luke G. McElhinny
                                  Telephone: 412-768-9756
                                  Telecopier: 412-768-9259
                                  e-mail: luke.mcelhinny@pncbank.com

                                  THE ROYAL BANK OF SCOTLAND PLC

                                  By __________________________________

                                  Title:____________________________

                                  Commitment: $50,000,000

                                  Address for Notices:

                                  The Royal Bank of Scotland plc
                                  101 Park Avenue, 12th Floor
                                  New York, NY 10178
                                  Attention: Yao-Li Li
                                  Telephone: 212-401-1335
                                  Telecopier: 212-401-1336

                                  UBS Loan Finance LLC

                                  By __________________________________

                                  Title:____________________________

                                  By __________________________________

                                  Title:____________________________

                                  Commitment: $50,000,000

                                  Address for Notices:

                                  UBS Loan Finance LLC
                                  677 Washington Boulevard, 6th Floor Tower
                                  Stamford, CT 06901
                                  Attention: Denise Conzo
                                  Telephone: 203-719-3853
                                  Telecopier: 203-719-3888

                                  WACHOVIA BANK, N.A.

                                  By Sarah T. Warren

                                  Title: Director

                                  Commitment: $50,000,000

                                  Address for Borrowing Notices:

                                  Wachovia Bank
                                  201 South College Street
                                  Mail code NC1183
                                  Charlotte, NC 28288
                                  Attention: Lekeisha Neely
                                  Telephone: 704-374-6145
                                  Telecopier: 704-715-0094
                                  e-mail: lekeisha.neely@wachovia.com

                                  Address for Other Notices:

                                  Wachovia Bank
                                  301 S. College Street
                                  Mail Code NC0760
                                  Charlotte, NC 28288
                                  Attention: Sarah T. Warren
                                  Telephone: 704-383-4498
                                  Telecopier: 704-383-1625
                                  e-mail: sarah.warren@wachovia.com

                                    EXHIBIT A

                                      NOTE

$_____________                                                   Month Day, 2004

      Cooper Industries, Ltd., a Bermuda company ("Cooper Bermuda"), promises to pay to Name of Bank (the "Bank") the principal sum of___________ Million Dollars or the aggregate unpaid principal amount of all Loans made by the Bank to Cooper Bermuda pursuant to the Five Year Credit Agreement dated as of Month Day 1, 2004, between Cooper Bermuda, Cooper US, Inc., a Delaware corporation ("Cooper US"), the Bank and certain other lenders (the "Agreement"), whichever is less, in immediately available funds at______________________________, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. Cooper Bermuda shall pay each Loan as set forth in the Agreement.

      The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Note is issued pursuant to, and is entitled to the benefits of, the Agreement, as it may be amended from time to time, to which reference is hereby made for a statement of the terms and conditions under which this Note may be transferred, prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      Except as otherwise provided in the Agreement, Cooper Bermuda waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement.

      This Note is governed by New York law.

                                             COOPER INDUSTRIES, LTD.

                                             By: _______________________________

                                             Title: Vice President and Treasurer

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

                                       TO

                         NOTE OF COOPER INDUSTRIES, LTD.
                           dated _____________________

         Principal
           Amount      Interest      Principal      Unpaid
Date      of Loan      Period       Amount Paid     Balance
----     ---------     --------     -----------     -------

                                      NOTE

$_____________                                                   Month Day, 2004

      Cooper US, Inc., a Delaware corporation ("Cooper US"), promises to pay to JPMorgan Chase Bank (the "Bank") the principal sum of ___________ Million Dollars or the aggregate unpaid principal amount of all Loans made by the Bank to Cooper US pursuant to the Five Year Credit Agreement dated as of Month Day, 2004, between Cooper US, Cooper Industries, Ltd., a Bermuda company ("Cooper Bermuda"), the Bank and certain other lenders (the "Agreement"), whichever is less, in immediately available funds at _______________________________________, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. Cooper US shall pay each Loan as set forth in the Agreement.

      The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Note is issued pursuant to, and is entitled to the benefits of, the Agreement, as it may be amended from time to time, to which reference is hereby made for a statement of the terms and conditions under which this Note may be transferred, prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      Except as otherwise provided in the Agreement, Cooper US waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement.

      This Note is governed by New York law.

                                             COOPER US, INC.

                                             By: _______________________________

                                             Title: Vice President and Treasurer

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

                                       TO

                             NOTE OF COOPER US, INC
                           dated _____________________

         Principal
           Amount        Interest      Principal       Unpaid
Date      of Loan         Period      Amount Paid      Balance
----     ---------       --------     -----------      -------

                                    EXHIBIT B

                                    AMENDMENT

      This Amendment (the "Amendment") is dated as of ______________ and is entered into by and among Cooper Industries, Ltd. and Cooper US, Inc. (collectively, the "Borrower"), and ________________________________ (the "New
Bank"). Capitalized terms used but not defined herein shall have the meanings given to them in the Five Year Credit Agreement dated as of _____________, 2004 among the Borrower and the banks parties thereto (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the New Bank. The Borrower and the New Bank hereby agree as follows:

1. The New Bank hereby irrevocably assumes all of the obligations of a "Bank" under the Credit Agreement and any other documents or instruments delivered pursuant thereto just as if the New Bank had been an original signatory to the Credit Agreement as a "Bank."

2.    The New Bank shall become a "Bank" under the Credit Agreement.

3.    The amount of the Commitment of the New Bank is $ ______________

4. The Borrower has executed and delivered to the New Bank promissory notes in the form attached to the Credit Agreement.

5. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

      The terms set forth in this Amendment are hereby agreed to:

                                                      COOPER INDUSTRIES, LTD.

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                                 COOPER US, INC.

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                                 [Signature Block for New Bank]

                                    EXHIBIT C

                                  GUARANTEE BY
                             COOPER INDUSTRIES, INC.

      This Guarantee is a guarantee of payment of amounts loaned to the Borrowers pursuant to a Five-Year Credit Agreement ("Agreement") dated the ____ day of ____________, 2004 between Cooper Industries, Ltd., a Bermuda company, ("Cooper Bermuda"), Cooper US, Inc., a Delaware corporation ("Cooper US") and the Banks as defined in such Agreement. Defined terms in this Guarantee shall have the meaning ascribed to such terms in the Agreement.

      1. Guarantee. The undersigned Cooper Industries, Inc., an Ohio corporation, hereby guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all principal of and interest on amounts loaned to either Borrower under the Agreement and all other amounts payable by either Borrower under the Agreement. This is a guarantee of payment and not merely of collection. Upon failure by either Borrower to pay punctually any such amount, Cooper Industries, Inc. shall be jointly and severally liable to pay on demand the amount not so paid at the place and in the manner specified in the Agreement.

      2. Guarantee Unconditional. The obligations of Cooper Industries, Inc. hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

            (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of either Borrower under the Agreement, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to the Agreement;

            (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of either Borrower under the Agreement;

            (iv) any change in the corporate existence, structure or ownership of either Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Borrower or its assets or any resulting release or discharge of any obligation of any guarantor or Borrower contained in the Agreement;

            (v) the existence of any claim, set-off or other rights which any guarantor may have at any time against a Borrower or any other party, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against a Borrower for any reason under the Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by such Borrower of any amount payable by it under the Agreement; or

            (vii) any other act or omission to act, or delay of any kind by a Borrower, a Bank or any other party or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to any of the undersigned guarantors' obligations hereunder.

      3. Term. The obligations of Cooper Industries, Inc. under this Guarantee shall terminate at such time as Cooper Industries, Inc. ceases to be a direct or indirect subsidiary of Cooper Bermuda.

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as of this ____ day of _______________, 200__.

                                            COOPER INDUSTRIES, INC.

                                            By:    _____________________________

                                            Title: _____________________________

                                            By:    _____________________________

                                            Title: _____________________________

                                    EXHIBIT D

                                  GUARANTEE BY
                             COOPER INDUSTRIES, LLC

      This Guarantee is a guarantee of payment of amounts loaned to the Borrowers pursuant to a Five-Year Credit Agreement ("Agreement") dated the ____ day of ____________, 2004 between Cooper Industries, Ltd., a Bermuda company, ("Cooper Bermuda"), Cooper US, Inc., a Delaware corporation ("Cooper US") and the Banks as defined in such Agreement. Defined terms in this Guarantee shall have the meaning ascribed to such terms in the Agreement.

      1. Guarantee. The undersigned Cooper Industries, LLC, a Delaware limited liability company, hereby guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all principal of and interest on amounts loaned to either Borrower under the Agreement and all other amounts payable by either Borrower under the Agreement. This is a guarantee of payment and not merely of collection. Upon failure by either Borrower to pay punctually any such amount, Cooper Industries, LLC shall be jointly and severally liable to pay on demand the amount not so paid at the place and in the manner specified in the Agreement.

      2. Guarantee Unconditional. The obligations of Cooper Industries, LLC hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

            (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of either Borrower under the Agreement, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to the Agreement;

            (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of either Borrower under the Agreement;

            (iv) any change in the corporate existence, structure or ownership of either Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting such Borrower or its assets or any resulting release or discharge of any obligation of any guarantor or Borrower contained in the Agreement;

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

            (v) the existence of any claim, set-off or other rights which any guarantor may have at any time against a Borrower or any other party, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against a Borrower for any reason under the Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by such Borrower of any amount payable by it under the Agreement; or

            (vii) any other act or omission to act, or delay of any kind by a Borrower, a Bank or any other party or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to any of the undersigned guarantors' obligations hereunder.

      3. Term. The obligations of Cooper Industries, LLC under this Guarantee shall terminate at such time as of Cooper Industries, LLC ceases to be a direct or indirect subsidiary of Cooper Bermuda.

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as of this ____ day of _______________, 200__.

                                            COOPER INDUSTRIES, LLC

                                            By:_________________________________

                                            Title:______________________________

                                            By:_________________________________

                                            Title:______________________________

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